Exhibit 1.1

UNDERWRITING AGREEMENT

May 11, 2016

New York, New York

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933

Attention:

Deutsche Bank AG, London Branch	Merrill Lynch International
Winchester House	2 King Edward Street
1 Great Winchester Street	London EC1A 1HQ
London EC2N 2DB	United Kingdom
United Kingdom	Attn: Syndicate Desk
Attn: Syndicate Desk	Facsimile: +44-20-7995-0048
Facsimile: +44-20-7545-4455

Citigroup Global Markets Limited
Citigroup Centre
Canada Square	Goldman, Sachs & Co.
Canary Wharf	200 West Street
London E14 5LB	New York, New York 10282-2198
United Kingdom	Attn: Registration Department
Attention: Syndicate Desk	Facsimile: (212) 902-9316
Facsimile: +44-20-7986-1927

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group
Facsimile: +44-20-3493-0682

Ladies and Gentlemen:

Deutsche Bank AG, London Branch, Merrill Lynch International, Citigroup Global Markets Limited, Goldman, Sachs & Co. and J.P. Morgan Securities plc (the “Managers”) understand that Johnson & Johnson, a New Jersey corporation (the “Company”), proposes to issue and sell €1,000,000,000 aggregate principal amount of Notes due 2022, €750,000,000 aggregate principal amount of Notes due 2024, €750,000,000 aggregate principal amount of Notes due 2028 and €1,500,000,000 aggregate principal amount of Notes due 2035 as more fully described in the Prospectus Supplement dated the date hereof with respect thereto (the “Offered

Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the “Underwriters”) agree to purchase, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth below, the principal amounts of the Offered Securities set forth below opposite their names (plus, in each case, accrued interest from May 11, 2016, to the date of payment and delivery):

Name	Principal Amount 0.250% Notes due 2022	Principal Amount 0.650% Notes due 2024	Principal Amount 1.150% Notes due 2028	Principal Amount 1.650% Notes due 2035
Deutsche Bank AG, London Branch	€144,000,000	€108,000,000	€108,000,000	€216,000,000
Merrill Lynch International	€144,000,000	€108,000,000	€108,000,000	€216,000,000
Citigroup Global Markets Limited	€144,000,000	€108,000,000	€108,000,000	€216,000,000
Goldman, Sachs & Co.	€144,000,000	€108,000,000	€108,000,000	€216,000,000
J.P. Morgan Securities plc	€144,000,000	€108,000,000	€108,000,000	€216,000,000
BNP Paribas	€50,000,000	€37,500,000	€37,500,000	€75,000,000
HSBC Bank plc	€50,000,000	€37,500,000	€37,500,000	€75,000,000
The Royal Bank of Scotland plc	€50,000,000	€37,500,000	€37,500,000	€75,000,000
Banco Santander, S.A.	€20,000,000	€15,000,000	€15,000,000	€30,000,000
ING Bank N.V., Belgian Branch	€20,000,000	€15,000,000	€15,000,000	€30,000,000
Mitsubishi UFJ Securities International plc	€20,000,000	€15,000,000	€15,000,000	€30,000,000
RBC Europe Limited	€20,000,000	€15,000,000	€15,000,000	€30,000,000
UBS Limited	€20,000,000	€15,000,000	€15,000,000	€30,000,000
UniCredit Bank AG	€20,000,000	€15,000,000	€15,000,000	€30,000,000
The Williams Capital Group, L.P.	€10,000,000	€7,500,000	€7,500,000	€15,000,000

Total	€1,000,000,000	€750,000,000	€750,000,000	€1,500,000,000

The Underwriters will pay for the Offered Securities upon delivery thereof at Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., London time, on May 20, 2016, or at such other time, not later than May 27, 2016, as shall be designated by the Managers.

The Offered Securities shall have the following terms:

0.250% Notes due 2022
Maturity Date:	January 20, 2022

Coupon:	0.250%

Redemption Provisions:

Make-whole call at Comparable Government Bond Rate plus 10 bps

Par call any time on or after December 20, 2021

Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the Prospectus Supplement

Interest Payment Date:	Paid annually on January 20, beginning on January 20, 2017

Price to Public:	99.938% of principal amount, plus accrued interest, if any

Purchase Price by Underwriters:	99.588% of principal amount, plus accrued interest from May 20, 2016, to the date of closing, if any

0.650% Notes due 2024

Maturity Date:	May 20, 2024

Coupon:	0.650%

Redemption Provisions:

Make-whole call at Comparable Government Bond Rate plus 15 bps

Par call any time on or after February 20, 2024

Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the Prospectus Supplement

Interest Payment Date:	Paid annually on May 20, beginning on May 20, 2017

Price to Public:	99.736% of principal amount, plus accrued interest, if any

Purchase Price by Underwriters:	99.336% of principal amount, plus accrued interest from May 20, 2016, to the date of closing, if any

1.150% Notes due 2028

Maturity Date:	November 20, 2028

Coupon:	1.150%

Redemption Provisions:

Make-whole call at Comparable Government Bond Rate plus 20 bps

Par call any time on or after August 20, 2028

Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the Prospectus Supplement

Interest Payment Date:	Paid annually on November 20, beginning on November 20, 2016

Price to Public:	99.355% of principal amount, plus accrued interest, if any

Purchase Price by Underwriters:	98.855% of principal amount, plus accrued interest from May 20, 2016, to the date of closing, if any

1.650% Notes due 2035

Maturity Date:	May 20, 2035

Coupon:	1.650%

Redemption Provisions:

Make-whole call at Comparable Government Bond Rate plus 20 bps

Par call any time on or after February 20, 2035

Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the Prospectus Supplement

Interest Payment Date:	Paid annually on May 20, beginning on May 20, 2017

Price to Public:	99.467% of principal amount, plus accrued interest, if any

Purchase Price by Underwriters:	98.842% of principal amount, plus accrued interest from May 20, 2016, to the date of closing, if any

All the provisions contained in the document entitled Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) dated February 26, 2014 (the “Standard Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Underwriting Agreement. Each reference to the Manager or Managers herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to Deutsche Bank AG, London Branch, Merrill Lynch International, Citigroup Global Markets Limited, Goldman, Sachs & Co. and J.P. Morgan Securities plc. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.

For the purposes of this Underwriting Agreement, the Standard Provisions are hereby amended as set forth in this section.

Article IV, Clause (b) of the Standard Provisions is hereby amended and restated in its entirety as follows:

(b) the Managers shall have received on the Closing Date (i) an opinion of the General Counsel or an Assistant General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers, and (ii) an opinion of Covington & Burling LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers.

Article V of the Standard Provisions is hereby amended to include the following as a new clause (k):

(k) to cooperate with the Underwriters and use its reasonable best efforts in arranging for the Offered Securities to be eligible for clearance and settlement through Clearstream and Euroclear and to maintain such eligibility for so long as the Offered Securities remain outstanding.

Article V of the Standard Provisions is hereby amended to include the following as a new clause (l):

(l) to not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

Article VI of the Standard Provisions is hereby amended to include the following:

The Company acknowledges and agrees that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities, as described in the Underwriting Section of the Prospectus Supplement dated the date hereof.

Article VIII of the Standard Provisions is hereby amended and restated in its entirety as follows:

This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) there shall have occurred a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or within the European Economic Area shall have been declared by either Federal, New York State or European governmental or regulatory authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, the European Union or elsewhere is such as to make it, in the reasonable judgment of the Managers, impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the preliminary prospectus relating to the Offered Securities or the Prospectus (exclusive of any amendment or supplement thereto).

Article IX of the Standard Provisions is hereby amended to include the following:

Except as provided in this Article IX hereof, each Underwriter shall pay its pro rata portion of the expenses of the Underwriters, including the fees and expenses of counsel, in accordance with the amount of Offered Securities purchased by such Underwriter.

The Company agrees that alphabetical numbering of the third clause contained in Article VII of the Standard Provisions as clause (a) is a typographical error. The error is hereby corrected by replacing the “(a)” with “(c)” such that all references in this Underwriting Agreement to Article VII(c) are to the third clause of Article VII.

Bail-in

The Company acknowledges, accepts and agrees that liabilities arising under this Underwriting Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); and/or

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) As used in this Underwriting Agreement, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

(d) The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Underwriting Agreement.

ICMA

The execution of this Underwriting Agreement by each Underwriter constitutes the acceptance by each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Underwriting Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to Deutsche Bank AG, London Branch and Merrill Lynch International, references to “Settlement Lead Manager” shall be deemed to refer to Deutsche Bank AG, London Branch, references to “Stabilising Manager” shall be deemed to refer to Deutsche Bank AG, London Branch and references to the “Subscription Agreement” shall be deemed to refer to this Underwriting Agreement. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Article VII(c) of the Standard Provisions (which is the third clause in Article VII).

By participating in this offering, each Manager agrees that it, each of its affiliates participating in this offering as underwriter or financial intermediary and each controlling person of it and each such participating affiliate are bound by the Agreement Regarding Oral Due Diligence currently in effect between each of the Managers and the accounting firm or firms that participate in oral due diligence in this offering.

Annex A of the Standard Provisions is hereby amended and restated in its entirety as follows:

“[Intentionally Omitted]”.

The following selling restrictions shall apply to the Offered Securities:

The notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Each of the underwriters has agreed that it will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute the Prospectus Supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in this Underwriting Agreement.

Holders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the notes were purchased. These taxes and charges are in addition to the issue price set forth on the cover page of the Prospectus Supplement.

European Economic Area

In relation to each Relevant Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by the Prospectus Supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of these provisions above, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The Prospectus Supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Any investment or investment activity to which the Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of the Prospectus Supplement are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the

Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”), and the notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

For purposes of the Offered Securities, The Time of Sale shall be 3:30 p.m., London time, on the date of this Underwriting Agreement and the following shall constitute the Time of Sale Information:

•	Preliminary Prospectus Supplement dated May 11, 2016, including the Basic Prospectus

•	Term Sheet, as filed pursuant to Rule 433, substantially in the form of Schedule I

This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

DEUTSCHE BANK AG, LONDON BRANCH,

By	/s/ John C. McCabe
Name:	John C. McCabe
Title:	Managing Director

By	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director Debt Capital Markets Coverage - Corporates

[Signature Page to Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL,

By	/s/ Angus Reynolds
Name:	Angus Reynolds
Title:	Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS LIMITED,

By	/s/ Tom Pank
Name:	Tom Pank
Title:	Delegated Signatory

[Signature Page to Underwriting Agreement]

GOLDMAN, SACHS & CO.,

By	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES PLC,

By	/s/ Selma Adnikany
Name:	Selma Adnikany
Title:	Executive Director

[Signature Page to Underwriting Agreement]

BNP PARIBAS,

By	/s/ Benedict Foster
Name:	Benedict Foster
Title:	Authorised Signatory

By	/s/ Hugh Pryse-Davies
Name:	Hugh Pryse-Davies
Title:	Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

HSBC BANK PLC,

By	/s/ Stuart King
Name:	Stuart King
Title:	Director

[Signature Page to Underwriting Agreement]

THE ROYAL BANK OF SCOTLAND PLC,

By	/s/ A. Butchart
Name:	A. Butchart
Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

BANCO SANTANDER, S.A.,

By	/s/ I. Bas
Name:	I. Bas
Title:	Vice President

By	/s/ E. Bellanger
Name:	E. Bellanger
Title:	Director

[Signature Page to Underwriting Agreement]

ING BANK N.V., BELGIAN BRANCH,

By	/s/ Francois Opfergelt
Name:	Francois Opfergelt
Title:	Managing Director
DCM International

By	/s/ Patrick Wuytens
Name:	Patrick Wuytens
Title:	Managing Director
Head High Grade Syndicate

[Signature Page to Underwriting Agreement]

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC,

By	/s/ Trevor Kemp
Name:	Trevor Kemp
Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

RBC EUROPE LIMITED,

By	/s/ Elaine Murray
Name:	Elaine Murray
Title:	Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

UBS LIMITED,

By	/s/ Nicholas Lewis
Name:	Nicholas Lewis
Title:	Executive Director

By	/s/ Phaik Khaw
Name:	Phaik Khaw
Title:	Director

[Signature Page to Underwriting Agreement]

UNICREDIT BANK AG,

By	/s/ Matthias Preiber
Name:	Matthias Preiber
Title:	Director

By	/s/ Adrian Schäfer
Name:	Adrian Schäfer
Title:	Director

[Signature Page to Underwriting Agreement]

THE WILLIAMS CAPITAL GROUP, L.P.,

By	/s/ David A. Coard
Name:	David A. Coard
Title:	Principal

[Signature Page to Underwriting Agreement]

Accepted:

JOHNSON & JOHNSON

By	/s/ Michelle Ryan
Name:	Michelle Ryan
Title:	Treasurer

[Signature Page to Underwriting Agreement]

Schedule I

(to Underwriting Agreement)

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-194146

May 11, 2016

Pricing Term Sheet

Johnson & Johnson

0.250% Notes due 2022

0.650% Notes due 2024

1.150% Notes due 2028

1.650% Notes due 2035

Issuer:	Johnson & Johnson

Trade Date:	May 11, 2016

Expected Settlement Date:	May 20, 2016 (T+7)

Format:	SEC Registered

Security:	0.250% Notes due 2022	0.650% Notes due 2024	1.150% Notes due 2028	1.650% Notes due 2035

Size:	€1,000,000,000	€750,000,000	€750,000,000	€1,500,000,000

Maturity Date:	January 20, 2022	May 20, 2024	November 20, 2028	May 20, 2035

Coupon:	0.250%	0.650%	1.150%	1.650%

Interest Payment Date:	January 20, beginning on January 20, 2017 (short first)	May 20, beginning on May 20, 2017	November 20, beginning on November 20, 2016 (short first)	May 20, beginning on May 20, 2017

Price to Public:	99.938%	99.736%	99.355%	99.467%

Underwriting Discount:	0.350%	0.400%	0.500%	0.625%

Spread to Mid-Swap:	20 bps	37 bps	47 bps	67 bps

Mid-Swap Rate:	0.061%	0.314%	0.736%	1.013%

Yield to Maturity:	0.261%	0.684%	1.206%	1.683%

Benchmark Security:	DBR 2.000% due January 4, 2022	DBR 1.500% due May 15, 2024	DBR 0.500% due February 15, 2026	DBR 4.750% due July 4, 2034

Benchmark Security Price and Yield:	€113.325 / - 0.344%	€113.020 / - 0.118%	€103.620 / 0.127%	€172.400 / 0.547%

Spread to Benchmark Security:	59.5 bps	80.2 bps	107.9 bps	113.6 bps

Make-Whole Call:	Comparable Government Bond Rate plus 10 bps	Comparable Government Bond Rate plus 15 bps	Comparable Government Bond Rate plus 20 bps	Comparable Government Bond Rate plus 20 bps

Par Call:	Any time on or after December 20, 2021	Any time on or after February 20, 2024	Any time on or after August 20, 2028	Any time on or after February 20, 2035

Tax Redemption:	Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the prospectus supplement

Expected Listing:	NYSE

Governing Law:	New York

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Stabilization:	Stabilization/FCA

Common Code:	141153528	141153579	141226681	141226690

CUSIP:	478160 BZ6	478160 CA0	478160 CB8	478160 CC6

ISIN:	XS1411535286	XS1411535799	XS1412266816	XS1412266907

Active Book-Runners:	Deutsche Bank AG, London Branch Merrill Lynch International Citigroup Global Markets Limited Goldman, Sachs & Co. J.P. Morgan Securities plc

Senior Co-Managers:	BNP Paribas HSBC Bank plc The Royal Bank of Scotland plc

Co-Managers:	Banco Santander, S.A. ING Bank N.V., Belgian Branch Mitsubishi UFJ Securities International plc RBC Europe Limited UBS Limited UniCredit Bank AG The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank AG, London Branch toll-free at 1-800-503-4611; Merrill Lynch International toll-free at 1-800-294-1322; Citigroup Global Markets Limited toll-free at 1-800-831-9146; Goldman, Sachs & Co. toll-free at 1-866-471-2526; or J.P. Morgan Securities plc collect at +44 (0)207-134-2468.

2